Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Sun Country Airlines Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(c) and 457(g)	34,352,603	$16.19	(1)	$556,168,643	0.00011020	$61,290
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A		N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A			N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts						$556,168,643		$61,290
	Total Fees Previously Paid								N/A
	Total Fee Offsets								N/A
	Net Fee Due								$61,290

(1)	In accordance with Rule 457(c) and Rule 457(g) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the common stock on December 22, 2022, as reported by the Nasdaq Global Select Market.